Exhibit 99.1

United Online Reports Fourth Quarter and Full Year 2014 Financial Results

  Revenues met guidance and Adjusted OIBDA exceeded guidance
  Delivered full year free cash flow of $19.5 million
  Initiates FY 2015 guidance of revenue growth and Adjusted OIBDA growth

WOODLAND HILLS, Calif.--(BUSINESS WIRE)--February 18, 2015--United Online, Inc. (NASDAQ: UNTD), a leading provider of consumer services and products over the Internet, today reported financial results for its fourth quarter and full year ended December 31, 2014.

Fourth Quarter 2014 Consolidated Financial Highlights

  Consolidated revenues were $54.4 million, a decrease of 13% compared to $62.6 million in the fourth quarter of 2013. Consolidated revenues exceeded the mid-point of the guidance range.
  Consolidated operating income was $2.0 million as compared to an operating loss of $7.9 million in the fourth quarter of 2013. Consolidated operating income was below the mid-point of the guidance range.
  Consolidated adjusted OIBDA was $11.4 million, a decrease of 9% from the fourth quarter of 2013. Consolidated adjusted OIBDA exceeded the guidance range.
  The company remained debt free and had cash and cash equivalents of $78.8 million, or $5.58 per diluted share at December 31, 2014, compared to $68.3 million, or $5.15 per diluted share at December 31, 2013.

Full Year 2014 Consolidated Financial Highlights

  Consolidated revenues were $217.2 million, a decrease of 7% compared to $233.6 million in 2013. Consolidated revenues exceeded the mid-point of the guidance range.
  Consolidated operating loss was $5.6 million as compared to an operating loss of $55.9 million in 2013. Consolidated operating loss was below the mid-point of the guidance range.
  Consolidated adjusted OIBDA was $35.1 million, a decrease of 7% from 2013. Consolidated adjusted OIBDA exceeded the guidance range.

Fourth Quarter 2014 Business Highlights

  MyPoints launched an updated website, iOS mobile app and a browser extension designed to allow its members to earn points when shopping at over 1,500 MyPoints affiliated retailers, dramatically improving the online shopping experience.
  MyPoints announced the launch of two new products including List+ (Beta), which includes a new website, browser extension and iOS mobile app, as well as a new gift card app called Swappable.
  Classmates and StayFriends continued to build their mobile presence. On a year-over-year basis from mobile contribution, Classmates achieved 17% growth in daily member visits, 35% growth in member-to-member interactions, 44% growth in new members, and 50% growth in new paid subscribers. Since the launch of StayFriends’ new mobile optimized experience, the site has experienced 36% sequential growth in user interactions on mobile.
  NetZero soft-launched a new value-priced wireless phone product and service that includes voice, text and data, which is currently in beta. Further, NetZero expanded its mobile broadband service across Sprint’s 4G LTE Spark nationwide footprint.

Management Commentary

“2014 was an extremely productive year for United Online. We delivered financial results in-line with our expectations and made substantial progress positioning United Online for long-term sustainable growth,” commented Francis Lobo, President and Chief Executive Officer. “Our results were led by our key growth areas, including e-commerce and mobile commerce, as well as value-based communications, currently led by our mobile broadband business. With our new management team and strategic plans in place, we are well positioned for a strong 2015 in which we are forecasting growth in both revenue and adjusted OIBDA.”

Business Outlook

United Online is initiating guidance for the first quarter and full year of 2015 as follows:

  For the first quarter of 2015, the company expects:
    Revenues within a range of $47.5 to $50.5 million;
    Adjusted OIBDA within a range of $3.5 to $5.5 million; and
    Operating loss within a range of $2.8 to $0.8 million.
  For the full year of 2015, the company expects:
    Revenues within a range of $214.0 to $222.0 million;
    Adjusted OIBDA within a range of $33.0 to $38.0 million; and
    Operating income within a range of $8.0 to $13.0 million.

The table below reconciles the company’s guidance for operating income (loss), a GAAP measure, to adjusted OIBDA, a non-GAAP measure.

(in millions)	First Quarter 2015 Guidance	Full Year 2015 Guidance
Revenues	$47.5 – $50.5	$214.0 – $222.0
Operating Income (Loss)	($2.8) – ($0.8)	$8.0 – $13.0
Depreciation	$3.0	$12.0
Amortization of intangible assets	$0.8	$3.2
Stock-based compensation	$2.0	$9.0
Restructuring, transaction-related and litigation or dispute settlement costs	$0.5	$0.8
Adjusted OIBDA(1)	$3.5 – $5.5	$33.0 – $38.0

Conference Call Information

Francis Lobo, President and Chief Executive Officer, and Edward Zinser, Executive Vice President and Chief Financial Officer, will host a conference call to discuss the results at 2:00 p.m. PT (5:00 p.m. ET) on Wednesday, February 18, 2015. To access the call, participants should dial (877) 407-4018 or (201) 689-8471 for participants outside of the U.S. and Canada. The passcode is 13599830. Alternatively, a live webcast of the conference call will be accessible within the Investors section of the company’s website at www.unitedonline.com.

A replay of the broadcast will be available for at least seven days following the call on the company’s website, or by dialing (877) 870-5176 (or (858) 384-5517 outside of the U.S. and Canada) and using the replay passcode, 13599830.

UNITED ONLINE, INC.
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)

	Quarter Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Revenues	$54,414	$62,644	$217,245	$233,614

Operating expenses:
Cost of revenues(a)	17,474	20,159	70,871	75,480
Sales and marketing(a)	12,146	14,531	51,190	57,066
Technology and development(a)	6,453	6,955	27,818	31,708
General and administrative(a)	14,569	24,888	63,802	67,049
Amortization of intangible assets	1,301	1,371	5,625	5,433
Contingent consideration - fair value adjustment	-	-	-	(5,124)
Restructuring and other exit costs	438	(2)	3,558	2,501
Impairment of goodwill, intangible assets and long-lived assets	-	2,678	-	55,440
Total operating expenses	52,381	70,580	222,864	289,553

Operating income (loss)	2,033	(7,936)	(5,619)	(55,939)

Interest income	96	101	389	261
Interest expense	-	(12)	-	(12)
Other income (expense), net	181	(32)	506	215

Income (loss) before income taxes	2,310	(7,879)	(4,724)	(55,475)
Provision for (benefit from) income taxes	(4,683)	46,511	773	46,011
Income (loss) from continuing operations	$6,993	$(54,390)	$(5,497)	$(101,486)
Income (loss) from discontinued operations, net of income tax	9	(913)	68	13,211
Net income (loss)	$7,002	$(55,303)	$(5,429)	$(88,275)
Income allocated to participating securities	(396)	(180)	-	(1,195)
Net income (loss) attributable to common stockholders	$6,606	$(55,483)	$(5,429)	$(89,470)

Basic net income (loss) per common share:
Continuing operations	$0.46	$(4.04)	$(0.39)	$(7.74)
Discontinued operations	-	(0.07)	0.01	0.99
Basic net income (loss) per common share	$0.46	$(4.11)	$(0.38)	$(6.75)
Shares used to calculate basic net income (loss) per common share	14,249	13,507	14,115	13,261
Diluted net income (loss) per common share:
Continuing operations	$0.46	$(4.04)	$(0.39)	$(7.74)
Discontinued operations	-	(0.07)	0.01	0.99
Diluted net income (loss) per common share	$0.46	$(4.11)	$(0.38)	$(6.75)
Shares used to calculate diluted net income (loss) per common share	14,259	13,507	14,115	13,261

Shares outstanding at end of period	14,289	13,746	14,289	13,746

(a) Stock-based compensation was allocated as follows:
Cost of revenues	$21	$7	$182	$111
Sales and marketing	108	157	552	716
Technology and development	208	263	1,107	1,319
General and administrative	1,267	3,655	6,716	8,294
Total stock-based compensation	$1,604	$4,082	$8,557	$10,440

UNITED ONLINE, INC. Unaudited Condensed Consolidated Balance Sheets (in thousands)

	December 31, 2014	December 31, 2013
ASSETS
Cash and cash equivalents	$78,795	$68,314
Accounts receivable, net	14,509	19,145
Inventories, net	5,416	7,537
Deferred tax assets, net	1,788	2,033
Property and equipment, net	22,781	21,749
Goodwill and intangible assets, net	72,461	78,335
Other assets	9,146	11,189
Total assets	$204,896	$208,302

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$12,298	$12,641
Accrued liabilities	30,829	25,420
Member redemption liability	18,647	20,927
Deferred revenue	34,753	39,913
Deferred tax liabilities, net	890	2,277
Other liabilities	5,766	6,102
Total liabilities	103,183	107,280

Stockholders' equity	101,713	101,022

Total liabilities and stockholders' equity	$204,896	$208,302

UNITED ONLINE, INC.
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Quarter Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$7,002	$(55,303)	$(5,429)	$(88,275)
Less: Income (loss) from discontinued operations, net of tax	9	(913)	68	13,211
Income (loss) from continuing operations	6,993	(54,390)	(5,497)	(101,486)
Adjustments to reconcile income (loss) from continuing operations to net cash provided by operating activities:
Depreciation and amortization	4,819	4,636	19,915	22,718
Stock-based compensation	1,604	4,082	8,557	10,440
Provision for doubtful accounts receivable	124	21	81	357
Contingent consideration - fair value adjustment	-	-	-	(5,124)
Impairment of goodwill, intangible assets and long-lived assets	-	2,678	-	55,440
Deferred taxes, net	(2,108)	46,968	(1,307)	38,695
Tax benefits (shortfalls) from equity awards	(152)	1,109	(154)	1,563
Excess tax benefits from equity awards	18	(931)	(38)	(1,144)
Other, net	30	257	763	482
Change in operating assets and liabilities (excluding the effects of acquisitions and discontinued operations):
Accounts receivable, net	(2,129)	(4,943)	4,369	(1,898)
Inventories, net	(2,030)	(336)	982	(43)
Other assets	802	3,740	1,446	5,577
Accounts payable and accrued liabilities	(530)	(1,504)	5,371	2,924
Member redemption liability	(225)	(69)	(2,280)	(1,648)
Deferred revenue	(977)	(1,121)	(3,528)	(4,808)
Other liabilities	(31)	316	(2,241)	316
Net cash provided by operating activities from continuing operations	6,208	513	26,439	22,361

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(3,202)	(2,885)	(12,144)	(10,656)
Purchases of rights, content and intellectual property	(222)	(370)	(978)	(1,289)
Purchases of investments	-	(72)	(44)	(155)
Proceeds from sales of investments	268	-	394	87
Cash paid for acquisitions, net of cash acquired	-	(750)	-	(750)
Proceeds from sales of assets, net	-	67	30	67
Net cash used for investing activities from continuing operations	(3,156)	(4,010)	(12,742)	(12,696)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercises of stock options	-	2,415	-	5,124
Proceeds from employee stock purchase plans	571	1,298	1,397	2,997
Repurchases of common stock	(416)	(933)	(2,796)	(4,290)
Dividends and dividend equivalents paid on outstanding shares and restricted stock units	-	(2,209)	-	(30,982)
Excess tax benefits from equity awards	(18)	931	38	1,144
Cash paid for contingent consideration	-	-	-	(3,437)
Net cash provided by (used for) financing activities from continuing operations	137	1,502	(1,361)	(29,444)

Effect of foreign currency exchange rate changes on cash and cash equivalents	(750)	283	(1,923)	(290)

Net cash provided by (used for) discontinued operations:
Operating activities	9	(3,440)	68	14,484
Investing activities	-	(2,589)	-	(8,999)
Financing activities	-	(1,240)	-	(30,054)
Effect of a change in cash and cash equivalents of discontinued operations	-	4,855	-	43,855
Net cash provided by discontinued operations	9	(2,414)	68	19,286

Change in cash and cash equivalents	2,448	(4,126)	10,481	(783)
Cash and cash equivalents, beginning of period	76,347	72,440	68,314	69,097
Cash and cash equivalents, end of period	$78,795	$68,314	$78,795	$68,314

UNITED ONLINE, INC.
Unaudited Reconciliation of Operating Income (Loss) to Adjusted OIBDA(1)
(in thousands)

	Quarter Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013

Operating income (loss)	$2,033	$(7,936)	$(5,619)	$(55,939)
Depreciation	3,216	3,002	13,133	14,164
Amortization of intangible assets	1,603	1,634	6,782	8,554
Operating income (loss) before depreciation and amortization	6,852	(3,300)	14,296	(33,221)
Stock-based compensation	1,604	4,082	8,557	10,440
Restructuring and other exit costs	438	(2)	3,558	2,501
Litigation or dispute settlement charges	2,487	1,465	8,576	(1,073)
Transaction-related costs	67	7,665	82	3,764
Impairment of goodwill, intangible assets and long-lived assets	-	2,678	-	55,440
Adjusted OIBDA	$11,448	$12,588	$35,069	$37,851

Unaudited Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow(2)
(in thousands)

	Quarter Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Net cash provided by operating activities	$6,208	$513	$26,439	$22,361
Adjustments:
Capital expenditures	(3,202)	(2,885)	(12,144)	(10,656)
Excess tax benefits from equity awards	(18)	931	38	1,144
Cash paid for restructuring and other exit costs	643	233	3,587	2,334
Cash paid for (received from) litigation or dispute settlement charges	-	(2,831)	976	(1,841)
Cash paid for transaction-related costs	51	8,023	626	8,695
Free cash flow	$3,682	$3,984	$19,522	$22,037

UNITED ONLINE, INC.
Unaudited Segment Information
(in thousands)

	Quarter Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Communications
Revenues:
Services	$16,853	$16,738	$68,727	$68,599
Products	1,416	807	6,254	3,537
Advertising	7,732	9,384	28,184	28,722
Total revenues	26,001	26,929	103,165	100,858

Operating expenses:
Cost of revenues	9,823	9,200	41,286	34,941
Sales and marketing	3,531	4,472	14,431	16,621
Technology and development	2,325	1,837	9,935	9,139
General and administrative	3,040	2,784	10,946	11,130
Restructuring and other exit costs	108	-	379	-
Total operating expenses	18,827	18,293	76,977	71,831

Operating income	7,174	8,636	26,188	29,027

Depreciation	758	709	3,006	3,354
Segment income from operations	7,932	9,345	29,194	32,381
Stock-based compensation	394	377	1,877	1,814
Restructuring and other exit costs	108	-	379	-
Litigation or dispute settlement charges	859	-	859	-
Segment adjusted OIBDA	$9,293	$9,722	$32,309	$34,195

Content & Media
Revenues:
Services	$17,898	$20,335	$75,180	$82,591
Products	495	644	2,546	3,136
Advertising and other	10,229	14,890	37,144	48,120
Total revenues	28,622	35,869	114,870	133,847

Operating expenses:
Cost of revenues	7,661	10,969	29,629	40,597
Sales and marketing	8,814	10,348	37,605	41,623
Technology and development	4,128	5,118	17,883	22,569
General and administrative	6,217	6,467	25,876	19,223
Amortization of intangible assets	1,301	1,371	5,625	5,433
Contingent consideration - fair value adjustment	-	-	-	(5,124)
Restructuring and other exit costs	134	(2)	1,961	2,501
Impairment of goodwill, intangible assets and long-lived assets	-	2,678	-	55,440
Total operating expenses	28,255	36,949	118,579	182,262

Operating income (loss)	367	(1,080)	(3,709)	(48,415)

Depreciation	2,298	2,213	9,666	10,496
Amortization of intangible assets	1,603	1,634	6,782	8,554
Segment income (loss) from operations	4,268	2,767	12,739	(29,365)
Stock-based compensation	298	520	1,737	2,378
Restructuring and other exit costs	134	(2)	1,961	2,501
Litigation or dispute settlement charges	1,628	1,465	7,307	(1,073)
Transaction-related costs	-	-	-	(5,108)
Impairment of goodwill, intangible assets and long-lived assets	-	2,678	-	55,440
Segment adjusted OIBDA	$6,328	$7,428	$23,744	$24,773

Total segment adjusted OIBDA	$15,621	$17,150	$56,053	$58,968

Reconciliation of segment revenues to consolidated revenues:
Communications	$26,001	$26,929	$103,165	$100,858
Content & Media	28,622	35,869	114,870	133,847
Corporate	-	145	100	145
Intersegment eliminations	(209)	(299)	(890)	(1,236)
Consolidated revenues	$54,414	$62,644	$217,245	$233,614

Reconciliation of segment operating expenses to consolidated operating expenses:
Communications	$18,827	$18,293	$76,977	$71,831
Content & Media	28,255	36,949	118,579	182,262
Unallocated corporate expenses	5,508	15,637	28,198	36,696
Intersegment eliminations	(209)	(299)	(890)	(1,236)
Consolidated operating expenses	$52,381	$70,580	$222,864	$289,553

Reconciliation of segment income (loss) from operations to consolidated operating income (loss):
Communications	$7,932	$9,345	$29,194	$32,381
Content & Media	4,268	2,767	12,739	(29,365)
Total segment income (loss) from operations	12,200	12,112	41,933	3,016
Corporate revenues	-	145	100	145
Depreciation	(3,216)	(3,002)	(13,133)	(14,164)
Amortization of intangible assets	(1,603)	(1,634)	(6,782)	(8,554)
Unallocated corporate expenses, excluding depreciation	(5,348)	(15,557)	(27,737)	(36,382)
Consolidated operating income (loss)	$2,033	$(7,936)	$(5,619)	$(55,939)

Reconciliation of segment adjusted OIBDA to consolidated adjusted OIBDA:
Communications adjusted OIBDA	$9,293	$9,722	$32,309	$34,195
Content & Media adjusted OIBDA	6,328	7,428	23,744	24,773
Total segment adjusted OIBDA	15,621	17,150	56,053	58,968
Unallocated corporate expenses	(4,173)	(4,562)	(20,984)	(21,117)
Consolidated adjusted OIBDA	$11,448	$12,588	$35,069	$37,851

UNITED ONLINE, INC. Unaudited Selected Quarterly Historical Key Metrics(a)

	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013
Consolidated:
Revenues (in thousands)	$54,414	$52,862	$54,600	$55,369	$62,644

Communications:
Segment revenues (in thousands)	$26,001	$25,295	$26,195	$25,674	$26,929
% of consolidated revenues	48%	48%	48%	46%	43%

Pay accounts(3) (in thousands):
Internet access	301	314	328	343	346
Other	189	193	197	202	207
Total Communications pay accounts	490	507	525	545	553

Segment churn(5)	2.8%	2.8%	3.0%	3.1%	2.7%
ARPU(4)	$11.14	$10.91	$10.72	$10.42	$9.74
Segment active accounts(3) (in millions)	1.0	1.1	1.1	1.1	1.2

Content & Media:
Segment revenues (in thousands)	$28,622	$27,789	$28,616	$29,843	$35,869
% of consolidated revenues	53%	53%	52%	54%	57%

Pay accounts (in thousands)	2,406	2,485	2,519	2,574	2,632
Segment churn	3.2%	2.8%	3.0%	3.2%	3.0%
ARPU	$2.44	$2.49	$2.49	$2.49	$2.54

Segment active accounts (in millions)	8.9	9.5	9.8	10.8	10.3
Currency exchange rate: EUR to USD	1.25	1.33	1.37	1.37	1.36

(a)	More information on the financial results for these quarters can be found in the company's filings with the Securities and Exchange Commission.

Non-GAAP Measures and Key Metrics

In evaluating the company’s performance, management uses adjusted OIBDA, calculated both on a consolidated and segment basis, and free cash flow measures that are not determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These measures are adjusted to exclude certain non-cash expenses such as depreciation, amortization, stock-based compensation, and impairment of goodwill, intangible assets and long-lived assets. In addition, these measures are adjusted to exclude the items discussed below because such items are either operating expenses that would not otherwise have been incurred by the company in the normal course of the company’s business operations or are not reflective of the company’s core results over time. These items may include recurring as well as non-recurring items. These adjustments should not be construed as an inference that all of these adjustments or costs are unusual, infrequent or non-recurring. For example, certain restructuring and other exit costs may be considered recurring given the company’s ongoing efforts to be more cost effective and efficient, certain litigation or dispute settlement charges or gains may be viewed as recurring given that the company is continually involved in, and resolving, litigation, arbitration, investigations, disputes and similar matters, and certain transaction-related costs may be deemed recurring given the company's regular evaluation of potential transactions. Notwithstanding that certain charges, costs or gains may be considered recurring, in order to provide meaningful comparisons, the company believes that it is appropriate to adjust for such charges, costs or gains because they are not reflective of the company’s core results and tend to vary based on timing, frequency and magnitude.

Restructuring and Other Exit Costs—Restructuring and other exit costs consist primarily of employee termination costs, facility closure and relocation costs, and contract termination costs.

Litigation or Dispute Settlement Charges or Gains—These charges or gains include estimated losses for which we have established a reserve, as well as actual settlements, judgments, fines, penalties, assessments or other resolutions against, or in favor of, the company related to litigation, arbitration, investigations, disputes or similar matters. Insurance recoveries received by the company related to such matters are also included in these adjustments.

Transaction-Related Costs—The company excludes certain expense items resulting from actual or potential transactions such as business combinations, mergers, acquisitions, dispositions, spin offs, financing transactions, and other strategic transactions, including, without limitation, (i) compensation expenses and (ii) expenses for advisors and representatives such as investment bankers, consultants, attorneys, and accounting firms. Transaction-related costs may also include, without limitation, transition and integration costs such as retention bonuses and acquisition-related milestone payments to acquired employees.

Definitions of Non-GAAP Measures and Key Metrics

(1) Adjusted operating income (loss) before depreciation and amortization (“adjusted OIBDA”) is defined by the company as operating income (loss) before depreciation; amortization; stock-based compensation; restructuring and other exit costs; litigation or dispute settlement charges or gains; transaction-related costs; and impairment of goodwill, intangible assets and long-lived assets. The company’s definition of adjusted OIBDA has been and may continue to be modified from time to time to take into account non-cash or unusual, infrequent or non-recurring charges. Management believes that because adjusted OIBDA excludes (i) certain non-cash expenses (such as depreciation, amortization, stock-based compensation, and impairment of goodwill, intangible assets and long-lived assets) and (ii) expenses that are not reflective of the company’s core operating results over time (such as restructuring and other exit costs, litigation or dispute settlement charges or gains, and transaction-related costs), this measure provides investors with additional useful information to measure the company’s financial performance, particularly with respect to changes in performance from period to period. Management uses adjusted OIBDA to measure the company’s performance. The company’s board of directors has used this measure as a basis in determining certain compensation incentives for certain members of the company’s management. Adjusted OIBDA is not determined in accordance with GAAP and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. A limitation associated with the use of adjusted OIBDA is that it does not reflect the periodic costs of certain tangible and intangible assets used in generating revenues in the company’s business. Management evaluates the costs of such tangible and intangible assets through other financial activities such as evaluations of capital expenditures and purchase accounting. An additional limitation associated with this measure is that it does not include stock-based compensation expenses related to the company’s workforce. Management compensates for this limitation by providing a summary of stock-based compensation expenses within the accompanying tables and in the footnotes accompanying its financial statements. A further limitation associated with the use of this measure is that it does not reflect the costs of restructuring and other exit costs, litigation or dispute settlement charges or gains, transaction-related costs, and the impairment of goodwill, intangible assets and long-lived assets. Management compensates for this limitation by providing supplemental information about such charges, gains and costs within its financial press releases and SEC filings, when applicable. An additional limitation associated with the use of this measure is that the term “adjusted OIBDA” does not have a standardized meaning. Therefore, other companies may use the same or a similarly named measure but exclude different items or use different computations, which may not provide investors a comparable view of the company’s performance in relation to other companies. Management compensates for this limitation by presenting the most comparable GAAP measure, operating income (loss), directly ahead of adjusted OIBDA within its financial press releases and by providing a reconciliation that shows and describes the adjustments made. A reconciliation to operating income (loss) is provided in the accompanying tables. In addition, many of the adjustments to the company’s GAAP financial measures reflect the exclusion of items that are recurring in nature and will be reflected in the company’s financial results for the foreseeable future.

Adjusted OIBDA for each of the company’s segments is defined by the company as segment income (loss) from operations before stock-based compensation, restructuring and other exit costs, litigation or dispute settlement charges or gains, transaction-related costs and the impairment of goodwill, intangible assets and long-lived assets. The company’s definition of adjusted OIBDA for each of the company’s segments has been and may continue to be modified from time to time to take into account non-cash or unusual, infrequent or non-recurring charges. Management believes that because segment adjusted OIBDA and segment adjusted OIBDA as a percentage of segment revenues exclude (i) certain non-cash expenses (such as stock-based compensation, and the impairment of goodwill, intangible assets and long-lived assets); and (ii) expenses that are not reflective of the segment’s core operating results over time (such as restructuring and other exit costs, litigation or dispute settlement charges or gains, and transaction-related costs), these measures provide investors with additional useful information to evaluate the company’s segment financial performance, particularly with respect to changes in performance from period to period. Segment adjusted OIBDA and segment adjusted OIBDA as a percentage of segment revenues are not determined in accordance with GAAP and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. A limitation associated with these measures is that they do not include stock-based compensation expenses related to the company’s workforce. Management compensates for this limitation by providing a summary of stock-based compensation expenses within the accompanying tables and in the footnotes accompanying its financial statements. A further limitation associated with the use of these measures is that they do not reflect the costs of restructuring and other exit costs, litigation or dispute settlement charges or gains, transaction-related costs and impairment charges related to an operating segment. Management compensates for this limitation by providing supplemental information about such charges, gains and costs by segment within its financial press releases and SEC filings, when applicable. A reconciliation to segment income (loss) from operations, its most comparable GAAP measure, is provided in the accompanying tables.

(2) Free cash flow is defined by the company as net cash provided by operating activities, less capital expenditures and cash paid for or received from litigation or dispute settlement gains, and plus the excess tax benefits from equity awards, cash paid for restructuring and other exit costs, and cash paid for transaction-related costs. Management believes that free cash flow provides investors with additional useful information to measure operating liquidity because it reflects the company’s operating cash flows after investing in capital assets and prior to cash paid for restructuring and other exit costs, cash paid for or received from litigation or dispute settlement charges or gains, and cash paid for transaction-related costs. It also fully reflects the tax benefits realized by the company from stock-based compensation. This measure is used by management, and may also be useful for investors, to assess the company’s ability to pay dividends, repay debt obligations, generate cash flow for a variety of strategic opportunities, including reinvestment in the business, and effect potential acquisitions and share repurchases. Free cash flow is not determined in accordance with GAAP and should be considered in addition to, not as a substitute for or superior to, measures determined in accordance with GAAP. A limitation of free cash flow is that it does not represent the total increase or decrease in cash during the period. An additional limitation associated with the use of this measure is that the term “free cash flow” does not have a standardized meaning. Therefore, other companies may use the same or a similarly named measure but exclude different items or use different computations, which may not provide investors a comparable view of the company’s performance in relation to other companies. Management compensates for this limitation by presenting the most comparable GAAP measure, net cash provided by operating activities, directly ahead of free cash flow within its financial press releases and by providing a reconciliation that shows and describes the adjustments made. A reconciliation to net cash provided by operating activities is provided in the accompanying tables.

(3) A pay account is defined as a member who has paid for a subscription to a Communications or Content & Media service, and whose subscription has not terminated or expired. A subscription provides the member with access to our service for a specific term (for example, a month or a year) and may be renewed upon the expiration of each term. One-time purchases of our services, with the exception of our free and prepaid mobile broadband service, are not considered subscriptions and thus, are not included in the pay accounts metric. A pay account does not equate to a unique subscriber because one subscriber could have several pay accounts. In addition, at any point in time, our pay account base includes customers who previously purchased prepaid mobile broadband service and have been inactive for 90 days or less, as well as a number of accounts receiving a free period of service as either a promotion or retention tool, such as the subscribers receiving our free mobile broadband service, and a number of accounts that have notified us that they are terminating their service but whose service remains in effect.

Communications segment active accounts include all Communications segment pay accounts as of the date presented combined with the number of free dial-up Internet access and email accounts that logged on to our services at least once during the preceding 31 days. Content & Media segment active accounts are defined as the sum of all pay accounts as of the date presented; the monthly average for the period of all free accounts who have visited our domestic or international social networking websites (excluding schoolFeed, the Names Database and Yearbook app) at least once during the period; and the monthly average for the period of all loyalty marketing members who have earned or redeemed points during such period.

(4) ARPU is calculated by dividing services revenues generated from the pay accounts of our Communications or Content & Media segment, as applicable, for a period (after translation into U.S. Dollars) by the average number of segment pay accounts for that period, divided by the number of months in that period.

(5) Our average monthly churn rate for a period is calculated as the total number of pay accounts that terminated or expired in a period divided by the average number of pay accounts for that period, divided by the number of months in that period. Our average monthly churn percentage may fluctuate from period to period due to our mix of subscription terms, which affects the timing of subscription expirations, and other factors. We make certain normalizing adjustments to the calculation of our churn percentage for periods in which we add a significant number of pay accounts due to acquisitions. For our Communications segment pay accounts, we do not include in our churn calculation accounts canceled during the first 30 days of service, other than dial-up accounts that have upgraded from free accounts, and we do not include customers who previously purchased prepaid mobile broadband service and have been inactive for 90 days or more. A number of such accounts nevertheless will be included in our account totals at any given measurement date. Subscribers who cancel one pay service but subscribe to another pay service are not necessarily considered to have canceled a pay account depending on the services and, as such, our segment churn rates are not necessarily indicative of the percentage of subscribers canceling any particular service.

About United Online®

United Online, Inc. (NASDAQ: UNTD), through its operating subsidiaries, is a leading provider of consumer products and services over the Internet, where the company’s brands have attracted a large online audience that includes more than 100 million registered accounts. The Company’s Content & Media segment provides social networking services and products (Classmates and StayFriends) and loyalty marketing (MyPoints). Its primary Communications segment services are Internet access, services and devices (NetZero and Juno). United Online is headquartered in Woodland Hills, CA, and operates through a global network of locations in the U.S., Germany, and India.

Cautionary Information Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, based on our current expectations, estimates and projections about our operations, industry, financial condition, performance, results of operations, and liquidity. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “projections,” “business outlook,” “estimate,” or similar expressions constitute forward-looking statements. These forward-looking statements include, but are not limited to, future financial performance and results; revenues; operating expenses; operating income (loss); capital expenditures; depreciation and amortization; stock-based compensation; restructuring and dispute settlement costs; and strategic initiatives. Potential factors that could cause actual results to differ materially from those in the forward-looking statements include, among others: the effect of competition; the company’s inability to maintain or increase its advertising revenues; risks associated with litigation and governmental regulations or investigations, including reviews of business practices such as marketing, billing, renewal, and post-transaction sales practices; risks associated with the integration or commercialization of new businesses, products, services, applications or features, or the success of new business models; the company’s inability to maintain or increase the number of free and pay accounts, visitors to its websites, and members; problems associated with the company’s operations, systems or technologies, including security breaches or inappropriate access to its network systems; the company’s inability to enforce or defend its ownership and use of intellectual property; changes in marketing conditions and laws; changes in stock-based compensation due to future equity issuances or other reasons; the company’s inability to retain key customers, vendors and personnel; changes in tax laws, the company’s business or other factors that would impact anticipated tax benefits; as well as the risk factors disclosed in the company’s filings with the Securities and Exchange Commission (www.sec.gov), including, without limitation, information under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors.” Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. Any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that may cause actual performance and results to differ materially from those predicted. Reported results should not be considered an indication of future performance. The company undertakes no obligation to update these forward-looking statements to reflect the impact of events or circumstances arising after the date hereof, unless required by law.

CONTACT:
Investors:
Addo Communications
Laura Bainbridge / Kimberly Orlando
(310) 829-5400
investors@untd.com